                                  Exhibit 10.31

                    SEPARATION AGREEMENT AND GENERAL RELEASE


          ION Networks, Inc., (referred to throughout this Agreement as "Employer"), and, David Arbeitel referred to throughout this Agreement as "Employee"), agree that:

          14. Last Day of Employment. Employee's last day of employment with Employer is September 29, 2002. The Employee shall be paid earned salary and accrued vacation in the next scheduled pay cycle unless otherwise required by law. Commission and/or other payments will be processed in accordance with the normal payment schedules. Employee acknowledges that all rights he may have under his Employment Agreement dated October 17, 2002 (the "Employment Agreement"), shall cease as of September 29, 2002.

          15. Consideration. In consideration for signing this Agreement and compliance with the promises made herein, Employer agrees to pay to Employee severance of $14,800.00, less lawful deductions, within 3 business days after the passage of the revocation period described in paragraph 4 of this Agreement

          16. No Consideration Absent Execution of this Agreement. Employee understands and agrees that Employee would not receive the monies and/or benefits specified in paragraph "2" above, except for Employee's execution of this Agreement and the fulfillment of the promises contained herein.

          17. Revocation. Employee may revoke this Agreement for a period of seven (7) calendar days following the day Employee executes this Agreement. Any revocation within this period must be submitted, in writing, to Terri Rogers, Human Resources Manager, and state, "I hereby revoke my acceptance of our Agreement and General Release." The revocation must be personally delivered to Terri Rogers or Employer's designee, or mailed to ION Networks, Inc., 1551 South Washington Avenue, Piscataway, NJ 08854 and postmarked within seven (7) calendar days of execution of this Agreement. This Agreement shall not become effective or enforceable until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in NJ, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

          18. General Release of Claim. Employee, Employee's heirs, executors, administrators, fiduciaries, successors and/or assigns, knowingly and voluntarily release and forever discharge Employer, Employer's present or former direct or indirect parent organizations, subsidiaries, divisions and affiliated entities, partners, officers, directors, trustees, administrators, fiduciaries, executors, attorneys, employees, insurers, re-insurers, and/or agents, and their successors and/or assigns (collectively referred to as "Released Parties" or "Released Party"), of and from all claims, known and unknown, against Released Parties which the Employee, has or may have as of the date of execution of this Agreement, including, but not limited to, any alleged violation of:

          .    The National Labor Relations Act;
          .    Title VII of the Civil Rights Act;
          .    Civil Rights Act of 1991;
          .    Sections 1981 through 1988 of Title 42 of the United States Code;
          .    The Employee Retirement Income Security Act;
          .    The Fair Credit Reporting Act;
          .    The Immigration Reform Control Act;
          .    The Americans with Disabilities Act;
          .    The Rehabilitation Act;
          .    The Age Discrimination in Employment Act;
          .    The Occupational Safety and Health Act;
          .    The Family and Medical Leave Act;
          .    The Equal Pay Act;
          .    The Fair Labor Standards Act;
          .    The Uniformed Services Employment and Reemployment Rights Act;
          .    Worker Adjustment and Retraining Notification Act;
          .    Employee Polygraph Protection Act;
          .    The New Jersey Law Against Discrimination;
          .    The New Jersey Family Leave Act;
          .    The New Jersey State Wage and Hour Law;
          .    The New Jersey Conscientious Employee Protection Act;
          .    The New Jersey Equal Pay Law;
          .    The New Jersey Occupational Safety and Health Law;
          .    The New Jersey Smokers' Rights Law;
          .    The New Jersey Genetic Privacy Act;
          .    The New Jersey Fair Credit Reporting Act;
          .    The New Jersey Statutory Provision Regarding
               Retaliation/Discrimination for Filing A Workers' Compensation

               Claim;
          .    The New Jersey Public Employees' Occupational Safety and Health
               Act;
          . New Jersey laws regarding Political Activities of Employees, Lie Detector Tests, Jury Duty, Employment Protection, and Discrimination;
          . any other federal, state or local civil rights law or any other local, state or federal law, regulation or ordinance;
          . any public policy, contract (oral, written or implied), tort, constitutional or common law;
          . any claims for vacation, sick or personal leave pay or payment pursuant to any practice, policy, handbook or manual of Employer; or
          . any allegation for costs, fees, or other expenses including attorneys' fees.

          19. Affirmations. Employee affirms that Employee has not filed or caused to be filed, and presently is not a party to, any claim, complaint, or action against Released Parties in any forum or form. Employee further affirms that Employee has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits to which Employee may be entitled and that no other compensation, wages, bonuses, commissions and/or benefits are due to Employee, except as provided in this Agreement.

          20. Restriction on Disposition of Shares. Notwithstanding Employee's satisfaction of its obligations under that certain Stock Purchase Agreement between Employer and Employee dated October 17, 2001 (the "Stock Purchase Agreement"), those certain Notes (as such term is defined in the Stock Purchase Agreement), those certain Stock Pledge Agreements (as such term is defined in the Stock Purchase Agreement) and any amendments or modifications thereto, Employee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares (as such term is defined in the Stock Purchase Agreement) on or prior to March 31, 2003. The stock certificates for the Purchased Shares shall be endorsed with the following legend:

          "The shares represented by this certificate are subject to a certain Separation Agreement between ION Networks, Inc. and David Arbeitel, and accordingly may not be sold, assigned, transferred, encumbered, or in any manner dispose of on or before March 31, 2003."

          21.  Confidentiality.

          (a) Employee agrees not to disclose any information regarding the existence or substance of this Agreement and General Release, except to Employee's spouse, tax advisor, or an attorney with whom Employee chooses to consult regarding Employee's consideration of this Agreement. In the event Employee is subject to subpoena, court order or otherwise compelled to testify, appear or provide information regarding Released Parties, within three (3) days of Employee's receipt of said subpoena, court order, or other notification, Employee will provide written notice, via facsimile and mail, to the Company at 1551 South Washington Avenue, Piscataway, NJ 08854, Fax: 732-529-0054,
Attention: Corporate Counsel. This Agreement shall not be filed with any Court and shall remain forever confidential except in an action to enforce or for breach of this Agreement. If Plaintiff asserts an action to enforce this Agreement or for breach of this Agreement, Plaintiff shall maintain such confidentiality by whatever means necessary, including, but not limited to, submitting the Agreement to a court under confidential seal.

          (b) Employee agrees not to disclose any confidential or proprietary information or know-how belonging to Company or acquired by Employee during Employee's employment with Company as described paragraph 6 of the Employment Agreement (the "Non-Disclosure Agreement"). Employee acknowledges that the Non-Disclosure Agreement remains in effect after Employee's employment with Company ends.

          22. Non-Disparagement. Employee agrees not to make any disparaging statements about the Company, their present or former agents, servants, employees, senior management or their operations to any person, entity, business or other agents, the media or business community.

          23.  Restrictions after Employment.

          (a) For a period of six (6) months after the termination of Employee's employment with Company, Employee shall not, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity, engage or participate in the ownership, management, operation or control of, or be connected in any manner to any Restricted Enterprise, provided that in no event shall ownership of less than two (2) percent of the outstanding equity securities of any issuer whose securities are registered on a national securities exchange be prohibited under this paragraph. "Restricted Enterprise" shall mean any person, corporation, partnership or other entity which engages in the business of manufacturing, sale or distribution of network management products that compete with the Company's currently marketed products.

          (b) For a period of six (6) months after the termination of Employee's employment with Company, Employee shall not, directly or indirectly, solicit for employment any person who is a current employee of the Company and who was employed by Company during Employee's employment with Company. In the event that Employee hires or employs any such person during such six (6) months period (without soliciting such person in violation of this foregoing restriction), Employee shall reimburse the Company for any and all costs and expenses incurred by the Company to replace such person (including, without limitation, costs and expenses incurred for recruiting, hiring and training).

          (c) For a period of six (6) months after the termination of Employee's employment with the Company, Employee shall not, directly or indirectly, compete with the Company and act contrary to the Company's business interests by:

               (i) working as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity for any person or entity who or which was a customer of Company during Employee's employment with Company, without the Company's written consent; or

               (ii) calling on, soliciting, or taking away for Employee's benefit or for any other person or entity any person or entity who or which was a customer of Company, or with which Company was in negotiations to become a customer of Company, during Employee's employment with Company.

          (d) If any of the restrictions contained in this paragraph shall be deemed by any applicable court to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the parties agree that such court shall modify such restriction, only to the extent necessary to render it enforceable and, in its reduced form, such restriction shall then be enforced, and in its reduced form this paragraph shall be enforceable in the manner contemplated hereby.

          24. Return of Company Property. Employee agrees, within seven (7) calendar days from the date of this Agreement, to return any and all property, including all copies or duplicates thereof, belonging to the Company including, but not limited to, keys, security cards, equipment, documents, supplies, customer lists and customer information, confidential documents, etc. With the return of the Company's materials, Employee shall submit a letter to Human Resources, affirming that Employee has returned all property and copies and has not retained any property belonging to the Company.

          25. Governing Law and Interpretation. This Agreement shall be governed and conformed in accordance with the laws of the State of New Jersey without regard to its conflict of laws provision. In the event Employee or Employer breaches any provision of this Agreement, Employee and Employer affirm that either may institute an action against the other to specifically enforce any term or terms of this Agreement, in addition to any other legal or equitable relief permitted by law. In the event that any provision of this Agreement is declared illegal or unenforceable by a court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. Moreover, if any such provision determined to be invalid, illegal or unenforceable can be made valid, legal or enforceable by modification thereof, then the party for whose benefit the provision exists, may make such modification as necessary to make the provision valid, legal and enforceable.

          11. Nonadmission of Wrongdoing. Employee agrees that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at anytime for any purpose as an admission by Employer of any liability or unlawful conduct of any kind.

          26. Amendment. This Agreement may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement.

          27. Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties except the Non-Disclosure Agreement. Employee acknowledges that Employee has not relied on any representations, promises, or agreements of any kind made to Employee in connection with Employee's decision to accept this Agreement, except for those set forth in this Agreement.

          EMPLOYEE IS ADVISED THAT EMPLOYEE HAS AT LEAST TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT AND GENERAL RELEASE AND IS HEREBY ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT AND GENERAL RELEASE.

EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

          HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH IN PARAGRAPH "2" ABOVE, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST RELEASED PARTIES.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement and General Release as of the date set forth below:



      /s/ David Arbeitel                            October 31, 2002
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David Arbeitel                                      Date





ON BEHALF OF EMPLOYER AS DEFINED HEREIN:

By:   /s/ Terri Rogers                              October 31, 2002
   -----------------------------------         ----------------------------
      Terri Rogers                                  Date
      Human Resources Manager